                                                                Exhibit 99.2


                   [Letterhead of Little Switzerland, Inc.]



                                 May 21, 1998



Stephen G.E. Crane
Destination Retail Holdings Corporation
International Bazaar
P.O. Box F 40349
Freeport, Bahamas


Dear Mr. Crane:


     I am writing in response to your letter, dated May 19, 1998, which you sent to the Board of Directors of Little Switzerland, Inc. (the "Company") on behalf of Destination Retail Holdings Corporation ("DRHC"). In that letter, DRHC reiterated its request for a ninety (90) day extension of the date by which DRHC must satisfy its obligations under the Agreement and Plan of Merger, dated as of February 4, 1998, by and among the Company, DRHC and certain of its subsidiaries (the "Merger Agreement").

     As you were notified on May 8, 1998, the Company believes that all of the conditions set forth in Article VI of the Merger Agreement have been satisfied as of such date, and the Company has been prepared to close the merger since such time. The Company remains willing to work with DRHC to close the merger, provided that the Company can get reasonable assurances from DRHC for the benefit of the Company's shareholders that DRHC has the ability to obtain financing which will permit DRHC to close the merger promptly. It is in this context that the Company is prepared to grant DRHC a two week extension under the Merger Agreement. In addition to the limited items that you offered in your letter of May 19, 1998 in exchange for an extension, we believe that the grant of any extension must be conditioned on DRHC's acknowledgment that all conditions to the merger have in fact been satisfied. Toward this end, we have attached hereto an Extension Agreement pursuant to which the Company is prepared to grant DRHC a two week extension.

     While the Company is prepared to work with DRHC in an effort to close the merger, we remain very concerned about DRHC's ability to perform its obligations under the Merger Agreement, specifically, DRHC's ability to pay for the outstanding shares of the Company's common stock. Since the Company advised you of the satisfaction of all conditions to the

Stephen G.E. Crane
Destination Retail Holdings Corporation
May 21, 1998
Page 2


merger on May 8, 1998, the Company and its advisors have attempted to meet with you, Donaldson, Lufkin & Jenrette, Inc. ("DLJ"), DRHC's accountants and its lawyers in order to gain an understanding of the structure, timing and likelihood of DRHC's financing for the proposed merger. We have also requested a copy of DRHC's most recent audited year-end and interim financial statements, which we understand from you have been completed and provided to DLJ. Despite our numerous requests, you have refused to meet with us or to provide us with DRHC's most recent financial statements.

     Despite your lack of cooperation in sharing information with us and your apparent inability to make any progress in obtaining financing for the merger, we remain committed to consummating the proposed merger promptly. Because DRHC has permitted its financing commitments to expire and has not offered any alternative firm financing structure, it would not be in the best interests of our shareholders or prudent to grant DRHC an extension beyond two weeks. It remains imperative that we meet with you, DLJ, DRHC's accountants and its lawyers to understand the structure, timing and likelihood of DRHC's financing.

     We look forward to hearing from you in the near future.


                                            Yours faithfully,

                                            /s/ John E. Toler, Jr.

                                            John E. Toler, Jr.



Attachment

cc:  Charles H. Baker, Esq. - Battle Fowler LLP
     Kevin M. Dennis, Esq. - Goodwin, Procter & Hoar LLP

                              EXTENSION AGREEMENT
                              -------------------


     This EXTENSION AGREEMENT (this "Agreement") is made as of May __, 1998, by and among Little Switzerland, Inc., a Delaware corporation (the "Company"), Destination Retail Holdings Corporation, a Nevis corporation ("Parent"), LSI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), Young Caribbean Jewellery Company Limited, a Cayman Islands corporation and a subsidiary of Parent ("YCJCL"), Alliance International Holdings Limited, a Bahamian corporation and a wholly-owned subsidiary of Parent ("AIHL"), and CEI Distributors Inc., a British Virgin Islands corporation and a wholly-owned subsidiary of Parent ("CDI" and, together with YCJCL and AIHL, the "Parent Related Entities").

     WHEREAS, on May 8, 1998, the Agreement and Plan of Merger, dated as of February 4, 1998, by and among the Company, Parent, Sub and the Parent Related Entities (the "Merger Agreement") was adopted by the requisite affirmative vote of the stockholders of the Company;

     WHEREAS, on May 8, 1998, Parent received a notice (the "Satisfaction Notice") from the Company that all of the conditions set forth in Article VI of the Merger Agreement had been satisfied as of such date and that, if, by 5:00 p.m. on Friday, May 22, 1998, the Merger Agreement has not been consummated and neither Parent nor Sub has deposited the Merger Consideration (as defined in the Merger Agreement) with the Paying Agent (as defined in the Merger Agreement), the Company has the right to terminate the Merger Agreement in accordance with
Section 7.01(e) thereof; and

     WHEREAS, by letter dated May 13, 1998, Parent has requested an extension of the deadline by which the Merger Agreement contemplates that Parent deposit the Merger Consideration.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent, Sub and the Parent Related Entities hereby agree as follows.

     1.   Satisfaction of Conditions.  Parent, Sub and the Parent Related
          --------------------------
Entities hereby acknowledge and agree that all of the conditions to the merger of Sub with and into the Company (the "Merger") set forth in Article VI of the Merger Agreement were satisfied as of May 8, 1998, including, without limitation, the following:

          (a) On May 8, 1998, the Merger Agreement was adopted by the requisite affirmative vote of the stockholders of the Company, satisfying the condition to the Merger set forth in Section 6.01(a) of the Merger Agreement;

          (b) The waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable anti-trust laws expired as of March 16, 1998, satisfying the condition to the Merger set forth in Section 6.01(c) of the Merger Agreement; and

          (c) An Officers' Certificate and a Certificate as to Dissenting Shares and No Material Adverse Effect, each dated as of May 8, 1998, were delivered by the Company to Parent on such date, satisfying the conditions to the Merger set forth in Section 6.02 of the Merger Agreement.

Parent, Sub and the Parent Related Entities further acknowledge and agree (i) that Parent received a Satisfaction Notice from the Company on May 8, 1998, to the effect that all of the conditions set forth in Article VI of the Merger Agreement had been satisfied and that, if, by 5:00 p.m. on Friday, May 22, 1998, the Merger Agreement has not been consummated and neither Parent nor Sub has deposited the Merger Consideration with the Paying Agent, the Company has the right to terminate the Merger Agreement in accordance with Section 7.01(e) thereof; (ii) that such Satisfaction Notice satisfies the notice requirements set forth in Section 7.01(e) of the Merger Agreement; and (iii) that the Company has the right to terminate the Merger Agreement pursuant to Section 7.01(e) thereof at any time after 5:00 p.m. on Friday, May 22, 1998.

     2.   Waiver of Covenants, Conditions and Termination Fees.  In accordance
          ----------------------------------------------------
with Section 7.04 of the Merger Agreement, Parent, Sub and the Parent Related Entities hereby waive compliance by the Company at any time after May 8, 1998 with the terms of Article V, Article VI, Section 8.08(b) and Section 8.08(c) of the Merger Agreement.

     3.   Extension.  In accordance with Section 7.04 of the Merger Agreement,
          ---------
and in consideration of the agreements set forth in Sections 1 and 2 hereof, the Company hereby agrees to extend the date after which the Company has the right to terminate the Merger Agreement in accordance with Section 7.01(e) thereof to June 5, 1998. Accordingly, the Company hereby covenants and agrees not to exercise its right to terminate the Merger Agreement pursuant to Section 7.01(e) thereof prior to 5:00 p.m. on June 5, 1998.

     4.   Publicity.  In accordance with Section 8.09 of the Merger Agreement,
          ---------
Parent, Sub and the Parent Related Entities hereby consent to the issuance and publication of a press release by the Company with respect to the terms of this Agreement.

     5.   Rights Under the Merger Agreement.  Notwithstanding anything to the
          ---------------------------------
contrary contained herein, nothing in the Agreement shall be construed to modify, amend or otherwise alter any of the rights of the Company under the Merger Agreement, including, without limitation, the rights of the Company under
Article VII or Article VIII thereof.

     6.     Notices.  All notices and other communications hereunder shall be in
            -------
writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent, Sub or any Parent Related Entity, to

               Destination Retail Holdings Corporation
               International Bazaar
               P.O. Box F 40349
               Freeport, Bahamas
               Attention: Stephen GE Crane
               Telephone: (242) 352-5464
               Facsimile: (242) 352-6574

               with a copy to

               Battle Fowler LLP
               Park Avenue Tower
               75 East 55th Street
               New York, New York 10022
               Attention: Charles H. Baker, Esq.
               Telephone: (212) 856-6944
               Facsimile: (212) 856-7814

               and

          (b)  if to the Company, to

               Little Switzerland, Inc.
               161-B Crown Bay Cruise Ship Port
               P.O. Box 930
               St. Thomas, U.S.V.I.  00802
               Attention: John E. Toler, Jr.
               Telephone: (809) 776-2010
               Facsimile: (809) 774-9900

               with a copy to

               Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, Massachusetts 02109
               Attention: Kevin M. Dennis, Esq.
               Telephone:  (617) 570-1528
               Facsimile:  (617) 523-1231

     7.   Descriptive Headings.  The descriptive headings herein are inserted
          --------------------
for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     8.   Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.     Entire Agreement; Assignment.  This Agreement constitutes the entire
            ----------------------------
agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than the Merger Agreement, any provisions of such agreement which are inconsistent with the agreements contemplated by this Agreement being waived hereby).

     10.  Governing Law.  This Agreement shall be governed and construed in
          -------------
accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law. Each of the Company, Parent, Sub and the Parent Related Entities hereby irrevocably and unconditionally consent to the jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement or the agreements contemplated hereby, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the Company, Parent, Sub and the Parent Related Entities further hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company, Parent, Sub and the Parent Related Entities further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court.


     11.  Parties in Interest.  This Agreement shall be binding upon and inure
          -------------------
solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Parent shall cause Sub to perform its obligations hereunder and shall be fully liable, severally and jointly, for any failure of Sub to perform such obligations.

     12.  Severability.  The invalidity or unenforceability of a provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company, Parent, Sub and the Parent Related Entities have caused this Agreement to be signed by their respective officers there unto duly authorized as of the date first written above.


                            DESTINATION RETAIL HOLDINGS CORPORATION


                            By:
                               --------------------------------------------
                               Name:
                               Title:


                            LSI ACQUISITION CORP.


                            By:
                               --------------------------------------------
                               Name:
                               Title:


                            YOUNG CARIBBEAN JEWELLERY COMPANY LIMITED


                            By:
                               --------------------------------------------
                               Name:
                               Title:


                            ALLIANCE INTERNATIONAL HOLDINGS LIMITED


                            By:
                               --------------------------------------------
                               Name:
                               Title:

                            CEI DISTRIBUTORS INC.


                            By:
                               --------------------------------------------
                               Name:
                               Title:


                            LITTLE SWITZERLAND, INC.


                            By:
                               --------------------------------------------
                               Name:
                               Title: